Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

Cencosud S.A.

[—] Common Shares in the form of American Depositary Shares

[—], 2012

J. P. Morgan Securities LLC

UBS SECURITIES LLC

As Representatives of the

    several Underwriters listed

    in Annex 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o UBS SECURITIES LLC

677 Washington Blvd.

Stamford, CT 06901

Ladies and Gentlemen:

Cencosud S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Chile (the “Company”), proposes to (i) issue and sell to the several Underwriters listed in Annex 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [—] shares of common stock (the “Common Shares”) of the Company in the form of American Depositary Shares (“ADS” or “ADSs”) of the Company (the “Underwritten ADSs”) and, at the option of the Underwriters, up to an additional [—] ADSs of the Company (the “Option ADSs”). The Underwritten ADSs and the Option ADSs are herein referred to as the “ADSs”.

The Common Shares to be represented by ADSs are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [—], 2012 among the Company, [—], as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) representing the ADSs, to be issued under the Deposit Agreement. Each ADS will represent [—] Common Shares.

The Company is offering the ADSs as part of a global offering (the “Global Offering”) consisting of (i) an international offering of the ADSs in the United States and elsewhere outside Chile pursuant to this Underwriting Agreement (the “International Offering”);

and (ii) a Chilean offering of [—] shares of common stock, in the form of shares, inside Chile (the “Chilean Offering”). Larrain Vial S.A. Corredora de Bolsa, Santander S.A. Corredores de Bolsa, and J.P. Morgan Corredores de Bolsa S.A. will act as Chilean placement agents (the “Chilean Placement Agents”) for purposes of the Chilean Offering.

The Common Shares for both the International Offering and the Chilean Offering will be sold initially through a book auction on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) by the Chilean Placement Agents, on behalf of the Company, in a process known as subasta de libro de órdenes from [—], 2012, until 4:00 p.m. (Santiago time) on [—], 2012, in compliance with Chilean law and the rules of the Santiago Stock Exchange. To purchase the number of Common Shares required for purposes of the International Offering, the Underwriters will participate in the subasta de libro de órdenes through the Chilean Placement Agents.

At the commencement of the offering period, the Company, acting through the Chilean Placement Agents, will register the Global Offering with the Santiago Stock Exchange and such registration will specify the offering characteristics and conditions (the “Offer Conditions”). In order to minimize arbitrage on the Offer Conditions, all or part of those characteristics and conditions may be declared confidential (“Confidential Conditions”) by the Chilean Placement Agents in accordance with notifications previously given to the Santiago Stock Exchange. The Confidential Conditions will be disclosed once the pricing and allocation process is finalized.

On the business day that the order book closes, the purchase price and allocations of the Common Shares will be determined by the Company, based on the demand for Common Shares and certain other discretionary matters. On the business day immediately thereafter, the Chilean Placement Agents through the Santiago Stock Exchange will formally allocate the Common Shares to those prospective purchasers who have complied with the Offer Conditions by process of the special auction described above. Pursuant to requirements under Chilean law, the Chilean Placement Agents, on behalf of the Company, will deliver the Common Shares against payment therefor on the second business day following the formal award of these shares to prospective purchasers pursuant to the special auction procedure. The Common Shares are expected to be ready for delivery through the book-entry system of the Depósito Central de Valores on or about [—], 2012. The Common Shares awarded to the Underwriters will be deposited by the Chilean Placement Agents, on behalf of the Company, with the Depositary and the Depository will issue the ADSs representing the Common Shares so deposited.

In order to complete its proposed capital increase, the Company will, in accordance with Chilean law, conduct a preemptive rights offering (the “Preemptive Rights Offering”) to its existing shareholders. The Company hereby confirms that [—] has indicated its intention to waive its preemptive rights to subscribe for up to [—] Common Shares of the Company during the Preemptive Rights Offering, which are the Common Shares that have been made available for purposes of the Global Offering.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

1.	Registration Statement.

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-[—]), including a prospectus, relating to the ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the final prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

(b) The Company and the Depositary have also filed with the Commission a registration statement on Form F-6 (No. 333-[—]), filed on [—], 2012, and a related prospectus, which may be in the form of an ADR certificate (the “Registration Statement on Form F-6”), for the registration under the Securities Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Registration Statement on Form F-6, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectuses included therein, as then amended, are hereinafter called the “ADR Registration Statement” and the “ADR Prospectus,” respectively.

(c) At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, with the pricing information set forth in Annex 2, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [—], 2012 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed in Annex 2 hereto.

(d) For purposes hereof, “Applicable Time” means [—] [A/P].M., New York City time, on [—], 2012.

2.	Purchase of the ADSs by the Underwriters.

(a) The Company agrees to issue and sell the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of the Underwritten ADSs set forth opposite such Underwriter’s name in Annex 1 hereto at a price per ADS (the “Purchase Price”) of $[—].

(b) In addition, the Company agrees to issue and sell the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option ADSs at the Purchase Price less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Underwritten ADSs but not payable on the Option ADSs.

(c) If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Annex 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.

(d) The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(e) The Company understands that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

(f) Payment for the ADSs shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten ADSs, at the offices of Shearman & Sterling LLP, 599

Lexington Avenue, New York, New York 10022 at 10:00 A.M., New York City time, on [—], 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option ADSs. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date,” and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

(g) Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the ADRs corresponding to the ADSs to be purchased on such date, registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer stamp or similar taxes or any withholding or other taxes imposed by the Republic of Chile or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company is organized or otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”) payable in connection with the sale of such ADSs duly paid by the Company. The ADRs evidencing the ADSs shall be delivered to the Representatives for the respective accounts of the several Underwriters at the Closing Date or the Additional Closing Date, as the case may be, for the accounts designated by the Representatives, with any transfer, stamp or similar taxes or any withholding or other taxes imposed by any Relevant Taxing Jurisdiction thereof or therein payable in connection with the initial delivery of the ADRs, ADSs or Common Shares to the Representatives, the Depositary or the persons in whose names the Underwriters have requested ADRs evidencing the ADSs to be initially issued at the Closing Date or the Additional Closing Date, as the case may be, duly paid by the Company against payment of the purchase price thereof in accordance with this Section 2. Delivery of the ADRs corresponding to the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The ADR certificates evidencing the ADSs will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(h) As compensation to the Underwriters for their commitments hereunder, the Company will pay, or cause to be paid, to the Representatives, for the accounts of the several Underwriters, an amount equal to $[—] per ADS for the ADSs to be delivered by the Company hereunder on the Closing Date or the Additional Closing Date, as the case may be. On [—], 2012, or on such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing, or, in the case of the Option ADSs, on the date and time specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option ADSs, the Company will pay or cause to be paid by wire transfer, in immediate available funds, such commission to the account specified by the Representatives.

(i) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed in Annex 2 hereto, or (iii) each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement, ADR Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. The ADR Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the ADSs has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement, of the ADR Registration Statement and any post-effective amendment thereto, the Registration Statement, the ADR Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the ADR Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of Common Shares in the form of ADSs to be sold in the International Offering and the issuance of shares of common stock to be sold in the Chilean Offering and in the Preemptive Rights Offering), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The subsidiaries listed in Annex 3 to this Agreement are the only significant subsidiaries of the Company as defined under the Exchange Act.

(h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, are not subject to any pre-emptive or similar rights that have not been duly waived; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized by all necessary corporate action and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans and the applicable laws and regulatory rules or requirements of any exchange on which Company securities are traded, and (iii) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Shares. The Common Shares to be purchased by the Underwriters in the form of ADSs from the Company have been duly authorized for sale to the Underwriters pursuant to this Agreement and when issued, paid for and delivered in accordance with this Agreement and, in the case of the ADSs, the Deposit Agreement, will be validly issued, fully paid and non-assessable; such Common Shares may be freely deposited with the Depositary against issuance of ADRs evidencing the ADSs; the ADSs and the underlying Common Shares are freely transferable by the Company to the Underwriters in the manner contemplated by this Agreement; ownership title to such Common Shares, free and clear of all liens, encumbrances or claims will be transferred to the Depositary on behalf of the Underwriters on the Closing Date and the Additional Closing Date, as applicable; there are no restrictions on subsequent transfers of such Common Shares or the ADSs to be delivered to the Underwriters except as described in the Prospectus under “Description of Share Capital” and “Description of the American Depositary Receipts;” the Common Shares, the ADRs and the ADSs conform in all material respects to all statements relating thereto contained in the Pricing Disclosure Package and the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of the ADSs will be subject to personal liability by reason of being such a holder; and on the Closing Date and the Additional Closing Date, as applicable, if any, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other similar rights with respect to the Common Shares underlying the ADSs to be sold pursuant to this Agreement that have not been duly waived.

(m) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of Common Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(n) Other Transaction Documents. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (estatutos) or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the ADSs and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (estatutos) or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the ADSs and the compliance of the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations, qualifications or notices as have been obtained or given under the laws of the Republic of Chile; (ii) the approvals of and filings with the Chilean Securities and Insurance Commission (Superintendencia de Valores y Seguros, or “SVS”), the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”), the Bolsa de Comercio de Valparaiso, Bolsa de Valores (the “Valparaiso Stock Exchange”) and the Bolsa Electrónica de Chile, Bolsa de Valores (the “Electronic Stock Exchange”) relating to the offering of the ADSs which have been already obtained and are in full force and effect, and except that final executed copies of this Agreement and the Prospectus must be filed with the SVS, (iii) such as have been already obtained or as may be required for the registration of the ADSs and Common Shares under the Securities Act or the Securities Act Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by state securities or blue sky laws and (iv) such as may be required under the securities laws of jurisdictions other than Chile or the United States, which have been obtained.

(s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Business–Legal Proceedings”, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Independent Accountants. PricewaterhouseCoopers Consultores, Auditores y Compañía Limitada, who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of, or conflict with any such rights of others, which infringement or conflict could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) No Undisclosed Relationships. To the best knowledge of the Company, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and all assessments received by them, to the extent that such taxes have become due and are not being contested in good faith, and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any such deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Absence of Taxes. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Taxation,” under current laws and regulations (and interpretations thereof) of each Relevant Taxing Jurisdiction, there are no taxes, duties, levies, imposts, deductions, charges or withholdings imposed or, to the knowledge of the Company, pending or proposed, by any Relevant Taxing Jurisdiction either (i) on or by virtue of the execution of, delivery or performance by the Company of, or the enforcement of, the Transaction Documents or of any other document to be furnished hereunder or thereunder or (ii) on any payment to be made under or pursuant to this Agreement or the Deposit Agreement, the issuance or sale by the Company of the ADSs to the Underwriters, or the deposit of the Common Shares under the Deposit Agreement by the Company; none of the holders of the ADSs or any paying agent will be deemed resident, domiciled, carrying on business or subject to taxation in any Relevant Taxing Jurisdiction solely by reason of the execution, delivery, performance or enforcement of any of this Agreement or the Deposit Agreement and the ADSs.

(aa) Payment Free and Clear. All payments to be made by the Company under this Agreement or the Deposit Agreement shall be paid free and clear of any deduction or withholding for or on account of, any present or future taxes, duties, levies, imposts, fees, assessments or other charges of whatever nature (including any amounts that result from the payment of fees, compensation or reimbursement of costs contemplated in this Agreement or in the Deposit Agreement), imposed by a Relevant Taxing Jurisdiction, and all interest, penalties or similar liabilities with respect thereto, other than any such taxes imposed on the income of the Underwriters by reason of their having a present or former connection with such Relevant Taxing Jurisdiction that does not arise solely from their activities in connection with this Agreement or the Deposit Agreement (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld by the Company in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Underwriters.

(bb) Passive Foreign Investment Company. Subject to the qualifications and assumptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the taxable year ended December 31, 2011 and, taking into account the offering and sale of the ADSs and the application of the proceeds thereof, the Company has no reason to believe that its assets or activities will change in a manner that would cause it to be a PFIC in 2012, although the determination cannot be made until the end of such taxable year.

(cc) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except as would not have a Material Adverse Effect.

(ee) Compliance with Environmental Laws. (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable Chilean or foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings as would not, individually or in the aggregate, have a Material Adverse Effect, (b) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ff) Compliance with ERISA. Neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) has any obligation to contribute, nor any liability (actual or contingent) under any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(gg) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the rules and regulations of the SVS and under the Exchange Act, to the extent applicable, is recorded, processed, summarized and reported within the time periods specified in the SVS’s or Commission’s rules and forms including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including our principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

(hh) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the SVS and the Exchange Act, to the extent applicable, and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity in violation of applicable law; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds in violation of applicable law; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, to the extent applicable to the Company and/or any of its subsidiaries; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in violation of applicable law.

(kk) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and

Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to the extent applicable to the Company and/or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) Solvency. On and immediately after the Closing Date and the Additional Closing Date, as applicable, the Company (after giving effect to the issuance of the ADSs and the other transactions related thereto as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the ADSs as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(nn) No Restrictions on Subsidiaries. Except as otherwise described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo) No Limitation on Vote, Transfer and Payment of Dividends. Except as set forth in the Deposit Agreement, the Pricing Disclosure Package or the Prospectus, there are no limitations under Chilean law on the rights of holders of Common Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in Chile (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Common Shares, including the Depositary. All dividends and other distributions declared and payable on the Common Shares may be paid in pesos exchangeable into U.S. dollars to the Depositary subject only to a withholding tax of 35% (which may be reduced by certain tax credits discussed in the Prospectus under the caption “Taxation—Chilean Taxation”) but otherwise free and clear of any tax, duty, withholding or deduction imposed by or in Chile.

(pp) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(qq) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the ADSs.

(rr) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs.

(ss) Absence of Immunity. Neither the Company nor any of its subsidiaries nor any of their assets or revenues has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Chile or the United States and, to the extent that the Company, any of its subsidiaries, or any of their respective assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has waived, and it will waive, or will cause their subsidiaries to waive such right to the extent permitted by law.

(tt) Compliance with FSMA. The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any ADSs without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”).

(uu) Absence of Filing. The Transaction Documents are in proper legal form under the laws of Chile and the United States for the enforcement thereof in Chile or the United States against the Company; to ensure the legality, validity, enforceability or admissibility into evidence of the Transaction Documents in Chile or the United States, it is not necessary that it be submitted to, filed or recorded with any court or other authority in Chile or the United States or that any tax, imposition or charge be paid in Chile or the United States on or in respect of such document, except for their official translation into Spanish for their presentation to a Chilean court.

(vv) Validity of Certain Provisions. To the best knowledge of the Company, the indemnification and contribution provisions set forth in Section 7 hereof do not contravene Chilean law or public policy.

(ww) Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of law provisions set forth in this Agreement and the Deposit Agreement will be recognized by Chilean courts; the Company has the legal capacity to sue and be sued in its own name under the laws of Chile; the irrevocable submission of the Company to the non-exclusive jurisdiction of the State and Federal courts in the Borough of Manhattan, the City of New York, New York (“New York Court”), the waiver by the Company of any objection to the venue of a proceeding in a New York Court and the agreement of the Company that this Agreement and the Deposit Agreement shall be construed in accordance with and governed by the internal laws of the State of New York are legal, valid and binding under the laws of Chile and will be respected by the Chilean courts; and the service of process effected in the manner set forth in this Agreement and the Deposit Agreement, as applicable, provided personal service of process is made and assuming its validity under New York law, will be effective, insofar as Chilean law is concerned, to confer valid personal jurisdiction over the Company. The provisions in this Agreement and the Deposit Agreement as to the choice of New York Law as the governing law thereof and the provisions thereof as to (i) the submission by the Company to the non-exclusive jurisdiction of the New York Court, and (ii) the manner of effecting service of process as set forth therein, are valid, binding and enforceable under the laws of Chile. If a final and conclusive judgment for the payment of money is rendered by such courts outside Chile against the Company in respect of this Agreement or the Deposit Agreement, such judgment will be recognized in the courts of Chile and such courts would, subject to a review of the judgment in order to ascertain whether certain basic principles of due process and public policy have been complied with, grant or fail to grant, under the following circumstances, a judgment which would be enforceable against the Company in Chile. That is (A) if there is a treaty between Chile and the country where the judgment was rendered with respect to the enforcement of foreign judgments, the provisions of said treaty shall be applied, (B) if there shall be no treaty, the judgment would be enforced if there is reciprocity as to the enforcement of judgments (i.e., the relevant foreign court would enforce a judgment of a Chilean court under comparable circumstances), (C) if the judgment has been rendered by the courts of a country which does not enforce the judgments of Chilean courts, such judgment will not be enforced in Chile, (D) if reciprocity or the lack of reciprocity cannot be proven, the judgment would be enforced if it has not been rendered by default within the meaning of Chilean law, (E) the judgment shall not be contrary to the laws of Chile and (F) in any event, the judgment shall not be contrary to the public policy of Chile and shall not affect in any way properties located in Chile. Upon compliance with all of the above, and provided that the judgment is submitted to the Supreme Court of the Republic of Chile, in a duly legalized (by the competent Chilean Consul) form and, if not in Spanish, translated by an official translator of the Ministry of Foreign Affairs of Chile, the courts of Chile will enforce a final and conclusive judgment for the payment of money recorded by a court outside of Chile in accordance with the procedures contemplated for the enforcement of foreign judgments in the Chilean Civil Procedure Code. Access to the courts of Chile will not be subject to any conditions that are not applicable to residents, citizens or companies incorporated under the laws of Chile. The Supreme Court of Chile will hear arguments from the party against whom enforcement is sought, but such hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the foreign judgment. As of the date hereof, there is no treaty between the Republic of Chile and the United States on the enforcement of foreign judgments. In practice, due to the difficulties of proving in each case whether the reciprocity rule on the enforcement of foreign judgments applies or not in respect of a specific country, the Supreme Court of Chile’s approach on the matter has generally been the examination of whether circumstances in letters (E) and (F) above are duly met by such foreign judgment.

(xx) Margin Rules. Neither the issuance, sale and delivery of the ADSs not the application of the proceeds thereof by the Company as described in the ADR Registration Statement, the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(yy) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(aaa) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(bbb) Qualified Independent Underwriters. At the Company’s request, Credit Suisse Securities (USA) LLC has, without compensation, acted as “qualified independent underwriter’ within the meaning of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (in such capacity, the “QIU”) in connection with the International Offering.

Any certificate signed by any officer or representative of the Company and delivered to the Representatives or Underwriters or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when the ADR Registration Statement has become effective; (iii) when any amendment to the Registration Statement or to the ADR

Registration Statement have been filed or become effective; (iv) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (vi) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vii) of the issuance by any Chilean governmental or regulatory authority of any order suspending the related transactions in Chile described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or preventing or suspending the use of any offering document of securities or the initiation or threatening of any proceeding for that purpose; (viii) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs or any other securities of the Company for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or offering documents used in Chile or suspending any such qualification of any securities of the Company and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. The Company will comply with the applicable Securities Act and the Exchange Act, Chilean law and the rules and regulations of the New York Stock Exchange, Santiago Stock Exchange, the Valparaiso Stock Exchange and the Electronic Stock Exchange so as to permit the completion of the distribution of the ADSs as contemplated in this Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus and (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the

Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable, but not later than the Availability Date (as defined below), an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement. “Availability Date” means the day on which the Company is required to file its annual report on Form 20-F.

(h) Clear Market. (i) For a period of 180 days after the date of the Prospectus, the Company will not (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (B) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of the J. P. Morgan Securities LLC and UBS Securities LLC. The restrictions contained in the preceding paragraph shall not apply to (i) the shares of Common Stock in the form of ADSs to be sold pursuant to the Underwriting Agreement; (ii) the shares of Common Stock to be sold in the Chilean Offering or pursuant to the Preemptive Rights Offering; (iii) issuances of grants of employee stock options or equity awards pursuant to the terms of a Company plan in effect on the date hereof or issuances of securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof; (iv) the issuance by the Company of securities upon the exercise of an option or warrant of the conversion a security outstanding on the date hereof of which the Underwriters have been advised in writing; or (v) the entry into an agreement providing for the issuance of securities in connection with an acquisition, merger or similar transaction by the Company or any of its subsidiaries, and the issuance of such securities pursuant to any such agreement or pursuant to an employee benefit plan assumed by the Company or any of its subsidiaries in connection with such transaction; provided that, in the case of clause (v), the aggregate number of shares issued in all such transactions does not exceed 5% of the total number of shares of Common Stock outstanding immediately following the completion of the transaction and prior to any such issuance the Company shall cause any such securities issued pursuant thereto to be subject to transfer restrictions substantially similar to those contained in Exhibits E and F hereto. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(ii) If J.P. Morgan Securities LLC and UBS Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 4(h) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver, in the form of Exhibit G hereto, at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit H hereto through a major news service at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company.

(k) Exchange Listing. The Company will use its best efforts to list the ADSs on the New York Stock Exchange and will file with the New York Stock Exchange all documents and notices required by such stock exchanges of companies that have securities listed thereon.

(l) Reports. So long as the ADSs are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o) Deposit of Common Shares. Prior to Closing Date and the Additional Closing Date, the Company will deposit or cause to be deposited Common Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered to the Underwriter at such Closing Date or Additional Closing Date are executed, countersigned and issued by the Depositary against receipt of such Common Shares and delivered to the Underwriter at such Closing Date or Additional Closing Date.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed in Annex 2 or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or on the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Deposit Agreement. The Deposit Agreement shall have been entered into in connection with the offer of the ADSs and shall be in full force and effect.

(f) Chilean Offer. Contemporaneously with or prior to the purchase by the Underwriters of the ADSs in the International Offering, the sale of shares of common stock to the respective Chilean Placement Agents in the Chilean Offering according to the subasta de libro de órdenes shall have occurred.

(g) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the acting chief financial officer, the principal accounting officer of the Company and one additional senior executive officer of the Company who has specific knowledge of the financial matters of the company, and is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the ADR Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(h) Comfort Letters. On the date of this Agreement, on the Closing Date or on the Additional Closing Date, as the case may be, PricewaterhouseCoopers Consultores, Auditores y Compañía Limitada shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or on the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(i) Opinion and 10b-5 Statement of U.S. Counsel for the Company. Milbank, Tweed, Hadley & McCloy LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or on the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Opinion and 10b-5 Statement of Chilean Counsel for the Company. Philippi Yrarrazaval, Pulido & Brunner Ltda., Chilean counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or on the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or on the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Shearman & Sterling, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) Opinion and 10b-5 Statement of Chilean Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or on the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Carey y Cía Ltda., Chilean counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m) Opinion of General Counsel of the Company. The general counsel of the Company shall have furnished to the Representatives, at the request of the Company, her/his written opinion, dated the Closing Date or on the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit C hereto.

(n) Opinion of Counsel for the Depositary. At Closing Date or on the Additional Closing Date, as the case may be, the Representatives shall have received the favorable opinion, of [—], counsel for the Depositary, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Representatives may reasonably request.

(o) Certificate of Depositary. At Closing Date, or on the Additional Closing Date, as the case may be, the Representatives shall have received a certificate of the Depositary, in form and substance satisfactory to the Representatives, executed by one of its authorized officers with respect to the deposit with the custodian named under the Deposit Agreement of the Common Shares underlying the ADSs to be purchased against issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(p) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the

Closing Date or on the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or on the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs.

(q) Exchange Listing. The ADSs to be delivered on the Closing Date or on the Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(r) Lock-up Agreements. The “lock-up” agreements, each substantially in the forms of Exhibit E and F hereto, as the case may be, between you and certain shareholders, officers and directors of the Company listed in Annex 4 relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or on the Additional Closing Date, as the case may be.

(s) Waiver of Preemptive Rights. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the waiver by [—] of its preemptive rights to subscribe to [—] Common Shares of the Company during the Preemptive Rights Offering.

(t) Additional Documents. On or prior to the Closing Date or on the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.	Indemnification and Contribution.

(a) Indemnification of the Underwriters. (i) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (B) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(ii) The Company also agrees to indemnify and hold harmless the QIU, its affiliates, directors and officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of the participation of the QIU in connection with the offering of the ADSs.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 9th paragraph under the caption “Underwriting” and the stabilization activity information contained in the 20th, 21st and 22nd paragraphs under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however that if indemnity may be sought pursuant to Section 7(a)(ii) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU, its affiliates, directors, officers and all persons, if any, who control the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act . Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the QIU and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims,

damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters or the QIU, as the case may be, on the other, from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters or the QIU, as the case may be, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters or the QIU, as the case may be, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by or the QIU, as the case may be, bear to the aggregate offering price of the ADSs. The relative fault of the Company, on the one hand, and the Underwriters or the QIU, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters or the QIU, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on any of the New York Stock Exchange, the Bolsa de Comercio de Santiago, the Bolsa de Valores S.A., the Bolsa Electrónica de Chile, or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by Chilean, United States federal or New York state authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.	Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Annex 1 hereto that, pursuant to this Section 10, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to the Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.	Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all reasonable and documented costs and expenses, previously approved by the Company, incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and disbursements of Underwriters’ counsel, that in no event will exceed US$275,000 plus reasonable expenses for the Underwriters’ U.S. counsel and US$20,000 for the Underwriters’ local counsel (provided, however that such counsel fee limits may be increased with the consent of the Issuer); (vi) the fees and expenses incurred in connection with the registration or qualification of the ADSs under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vii) the cost of preparing ADR certificates evidencing the ADSs; (viii) the costs and charges of any transfer agent and any registrar for the ADSs (including the Common Shares underlying ADSs); (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the fees and expenses of the QIU); (x) all expenses incurred by the Company and the Underwriters in connection with any “road show” presentation to potential investors; and (xi) all expenses and application fees related to the listing of the ADSs on the New York Stock Exchange; (xii) any filing with, and clearance of the offering by, the SVS, the Santiago Stock Exchange and the Electronic Stock Exchange; and (xiii) all previously approved out-of-pocket costs and expenses reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby (excluding the Underwriters’ legal expenses).

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Santiago, Chile; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints CT Corporation System with offices currently at 111 Eight Avenue, 13th floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 19, shall be deemed in every respect effective service of process upon the Company in any suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement.

16. Waiver of Right to Trial by Jury. Each of the parties hereby expressly waives, to the fullest extent permitted by applicable law, any right to trial by jury of any claim, demand, action or cause of action arising under this agreement or in any way connected with or related or incidental to the dealings of any of the parties with respect to this agreement whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each of the parties agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any of the parties may file an original counterpart or a copy of this Section 16 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

17. Waiver of Immunities. To the extent that the Company or any of its assets or revenues may have or may hereafter become entitled to, or have attributed to such person, any right of immunity, on the ground of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

18. Judgment Currency. The Company agrees to indemnify each Underwriter, its officers, partners, members, directors, its affiliates, its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter agrees, severally and not jointly, to indemnify the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement for which indemnification is provided by any such person and any such judgment or order being paid in a currency (the “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars with the amount of Judgment Currency actually received by the indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Underwriter, and shall continue in full force and effect notwithstanding any such judgment or order. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion of, the relevant currency.

19.	Miscellaneous.

(a) Authority of J. P. Morgan Securities LLC and UBS Securities LLC. Any action by the Underwriters hereunder may be taken by J. P. Morgan Securities LLC and UBS Securities LLC on behalf of the Underwriters, and any such action taken by J. P. Morgan Securities LLC and UBS Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J. P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk and UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate - Michael

Ryan (fax: (212) 713-3371). Notices to the Company shall be given to it at Av. Kennedy 9001, Piso 6, Las Condes, Santiago, Chile, Attention: Carlos Mechetti; with a copy to Philippi Yrarrazaval, Pulido & Brunner Ltda. at Av. El Golf 40, Piso 20, Las Condes C.P. 7550107, Santiago, Chile, Attention: Marcelo Armas.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CENCOSUD S.A.

By:
Name:
Title:

Accepted:             , 2012

J. P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Annex 1 hereto.

By:
Authorized Signatory

UBS SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Annex 1 hereto.

By:
Authorized Signatory

By:
Authorized Signatory

[Underwriting Agreement signature page]

ANNEX 1

Underwriter	Number of Underwritten ADSs
J. P. Morgan Securities LLC	[	—]
UBS Securities LLC	[	—]
Morgan Stanley & Co. LLC	[	—]
Credit Suisse Securities (USA) LLC	[	—]
Banco Bilbao Vizcaya Argentaria, S.A.	[	—]
Santander Investment Securities Inc.	[	—]

Total

Annex 1

ANNEX 2

a.	Issuer Free Writing Prospectuses

[list each Issuer Free Writing Prospectus filed by the Company under Rule 433(d) of the Securities Act]

b.	Pricing Information Provided Orally by Underwriters

The following information is also included in the Pricing Disclosure Package:

I. The initial price to the public of the ADS is $[—] per ADS.

Annex 2

ANNEX 3

List of Subsidiaries

See Exhibit 21.1

Annex 3

ANNEX 4

List of Shareholders, Officers and Directors of the Company that are Signatories to Lock-up Agreements

Horst Paulmann

Peter Paulmann

Heike Paulmann

Manfred Paulmann

Helga Koepfer

David Gallagher

Roberto Phillips

Cristián Eyzaguirre

Sven Von Appen

Julio Moura

Erasmo Wong

Juan Manuel Parada

Daniel Rodríguez

Rodrigo Hetz

Mauricio Soto

Carlos Mechetti

Bronislao Jandzio

Pablo Castillo

Carlos Wulf

Jaime Soler

Patricio Rivas

Renzo Paonessa

Marcelo Reyes

Pietro Illuminati

Renato Fernandez

Inversiones Quinchamali Limitada

Inversiones Latadia Limitada

Inversiones Tano Limitada

Annex 4

EXHIBIT A

FORM OF OPINION OF MILBANK, TWEED, HADLEY & MCCLOY LLP, U.S. COUNSEL FOR THE COMPANY

[Provided Under Separate Cover]

A-1

EXHIBIT B

FORM OF OPINION OF PHILIPPI YRARRAZAVAL, PULIDO & BRUNNER LTDA., CHILEAN COUNSEL FOR THE COMPANY

[Provided Under Separate Cover]

B-1

EXHIBIT C

FORM OF THE GENERAL COUNSEL OF THE COMPANY

[Provided Under Separate Cover]

C-1

EXHIBIT D

FORM OF OPINION OF DEPOSITARY’S COUNSEL

            , 2012

To the Underwriters

Re:	Cencosud S.A.
Offering of [—] shares of Common Stock of the Company in the form of American Depositary Shares

Ladies and Gentlemen:

We are acting as counsel for [—], as depositary, in connection with the Deposit Agreement dated as of [—], 2012 (the “Deposit Agreement”), among Cencosud S.A. (the “Company”), [—], as depositary (the “Depositary”), and all owners and beneficial owners from time to time of American Depositary Receipts issued thereunder.

We are delivering this opinion at the request of the Depositary to you as provided in the Underwriting Agreement dated [—], 2012 among the Company and you, in connection with the contemplated purchase of [—] shares of common stock (“Common Shares”) of the Company, in the form of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (“ADRs”).

Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:

1.	The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

2.	Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Common Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the registered holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the Common Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the United States Securities Act of 1933, as amended, and (c) all signatures on documents examined by us are genuine. In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.

Very truly yours,

D-1

EXHIBIT E

FORM OF LOCK-UP AGREEMENT FOR ENTITIES AND PERSONS UNRELATED TO THE CONTROLLING SHAREHOLDER

[—], 2012

J. P. Morgan Securities LLC

UBS SECURITIES LLC

As Representatives of the

    several Underwriters listed

    in Annex 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

UBS SECURITIES LLC

677 Washington Blvd.

Stamford, CT 06901

United States of America

Re:	Cencosud S.A. — Public Offering of shares of Common Stock in the form of American Depositary Shares

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cencosud S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Chile (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Annex 1 to the Underwriting Agreement (the “Underwriters”), of shares of common stock of the Company in the form of American Depositary Shares (the “ADSs”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC and UBS Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any shares of common stock, $[        ] per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition; (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; in each case without the prior written consent of J.P. Morgan Securities LLC and UBS Securities LLC. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

The foregoing shall not apply to:

(i)	the shares of Common Stock in the form of ADSs to be sold in the International Offering pursuant to the Underwriting Agreement;

(ii)	the shares of Common Stock to be sold in the Chilean Offering or pursuant to the Preemptive Rights Offering;

(iii)	the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Underwriters have been advised in writing;

(iv)	the transfer of shares of Common Stock by the undersigned to its affiliates, or, in the case of any undersigned who is a limited liability company, the distribution of shares of Common Stock to its members;

(v)	the transfer of shares of Common Stock as a bona fide gift; or

(vi)	transactions related to shares of Common Stock acquired in open market transactions after the completion of the Public Offering;

provided that in the case of (iii), (iv) and (v), each optionee, transferee or donee, as applicable, is or agrees to be bound by the terms of this lock-up prior to such transfer.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of common stock, J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the Underwriters, waive, in writing, such extension.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the common stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. In addition, the undersigned shall be released from all obligations under this agreement if the Closing Date (as defined in the Underwriting Agreement) has not occurred on or prior to [—], 2012. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Annex 1 to Lock-up Agreement

Underwriters

J. P. Morgan Securities LLC

UBS Securities LLC

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

Banco Bilbao Vizcaya Argentaria, S.A.

Santander Investment Securities Inc.

EXHIBIT F

FORM OF LOCK-UP AGREEMENT FOR THE CONTROLLING SHAREHOLDER AND ENTITIES

OR PERSONS RELATED TO THE CONTROLLING SHAREHOLDER

[—], 2012

J. P. Morgan Securities LLC

UBS SECURITIES LLC

As Representatives of the

    several Underwriters listed

    in Annex 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

UBS SECURITIES LLC

677 Washington Blvd.

Stamford, CT 06901

United States of America

Re:	Cencosud S.A. — Public Offering of shares of Common Stock in the form of American Depositary Shares

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cencosud S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Chile (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Annex 1 to the Underwriting Agreement (the “Underwriters”), of shares of common stock of the Company in the form of American Depositary Shares (the “ADSs”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC and UBS Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any shares of common stock, $[        ] per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition; (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; in each case without the prior written consent of J.P. Morgan Securities LLC and UBS Securities LLC. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

The foregoing shall not apply to:

(i)	the shares of Common Stock in the form of ADSs to be sold in the International Offering pursuant to the Underwriting Agreement;

(ii)	the shares of Common Stock to be sold in the Chilean Offering or pursuant to the Preemptive Rights Offering;

(iii)	the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Underwriters have been advised in writing;

(iv)	the transfer by the undersigned to its affiliates or immediate family members of (i) shares of Common Stock or (ii) rights to subscribe for new shares of Common Stock during the Preemptive Rights Period;

(v)	in the case of any undersigned that is a limited liability company, the distribution of shares of Common Stock to its members;

(vi)	the transfer of shares of Common Stock as a bona fide gift;

(vii)	transactions related to shares of Common Stock acquired in open market transactions after the completion of the Public Offering;

(viii)	the transfer of pledges of the undersigned’s shares of Common Stock securing indebtedness outstanding as of the date hereof (of which the Underwriters have been advised in writing) or the creation of new pledges resulting in the termination of such existing pledges, in each case in connection with any refinancing of such indebtedness, including such additional shares of Common Stock as may be required to be pledged to reflect mark-to-market adjustments under the terms of such transferred or new pledges, as the case may be;

(ix)	pledges of such additional shares of Common Stock as may be required to be pledged to reflect mark-to-market adjustments under the terms of pledges of the undersigned’s shares of Common Stock securing indebtedness outstanding as of the date hereof (of which the Underwriters have been advised in writing); or

(x)	pledges of up to 80 million shares of the undersigned’s shares of Common Stock as security for one or more newly established credit facilities to be entered into by the undersigned for purposes of obtaining financing to subscribe for new shares of Common Stock in the Preemptive Rights Offering, including such additional shares of Common Stock as may be required to be pledged to reflect mark-to-market adjustments under the terms of such pledges; or

(xi)	the transfer of shares of Common Stock held of record by Asesorias Alpa Ltda. as of the date hereof; (for inclusion only in the lock-up agreement to be entered by Manfred Paulmann).

provided that in the case of (iii), (iv), (v) and (vi), each optionee, transferee or donee, as applicable, is or agrees to be bound by the terms of this lock-up prior to such transfer.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of common stock, J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the Underwriters, waive, in writing, such extension.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the common stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. In addition, the undersigned shall be released from all obligations under this agreement if the Closing Date (as defined in the Underwriting Agreement) has not occurred on or prior to [—], 2012. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Annex 1 to Lock-up Agreement

Underwriters

J. P. Morgan Securities LLC

UBS Securities LLC

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

Banco Bilbao Vizcaya Argentaria, S.A.

Santander Investment Securities Inc.

EXHIBIT G

FORM OF WAIVER OF LOCK-UP

Cencosud S.A.

Public Offering of shares of Common Stock in the form of American Depositary Shares

, 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Cencosud S.A. (the “Company”) of                  shares of common stock (“Common Shares”) in the form of American Depositary Shares (“ADSs”), $         par ADS, of the Company and the lock-up letter dated             , 2012 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to              ADSs.

J.P. Morgan Securities LLC and UBS Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the ADSs, effective             , 20     (not less than three business days after the date of the release letter); provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

[Signature of UBS Securities LLC Representative]

[Name of UBS Securities LLC Representative]

cc: Company

G-1

EXHIBIT H

FORM OF PRESS RELEASE

Cencosud S.A.

[Date]

Cencosud S.A. (the “Company”) announced today that J.P. Morgan Securities LLC and UBS Securities LLC, on behalf of the underwriters in the Company’s recent public sale of                  shares of common stock in the form of American Depositary Shares (“ADSs”), is [waiving] [releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             ,              20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

H-1